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                                                                    Exhibit 4(g)

                        FIRST AMENDMENT AND RESTATEMENT
                        -------------------------------

     THIS FIRST AMENDMENT AND RESTATEMENT (the "Amendment"), to the Credit Agreement referred to below is entered into as of the 29th day of September, 1997, by and among CABLE MICHIGAN, INC. (the "Borrower"), the Lenders set forth on the signature pages hereto and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (the "Administrative Agent").

                              STATEMENT OF PURPOSE
                              --------------------

     The Borrower, the Lenders and the Administrative Agent are parties to a certain Credit Agreement dated as of June 30, 1997 (as amended hereby and as may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower.

     The Borrower has requested that the Credit Agreement be amended in the manner provided for herein in order to increase the Revolving Credit Commitment and to permit an intercompany loan from the Borrower to Mercom, Inc. ("Mercom").

     The Agents and Lenders are willing to agree to the requested amendments, but only upon the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

I.  Amendments.
    ----------

     1.  Amendments to Article I of the Credit Agreement.
         -----------------------------------------------

     (a) The definition of "Aggregate Commitment" contained in Section 1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "'Aggregate Commitment' means the aggregate amount of the Lenders'
           --------------------
     Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the First Amendment Effective Date, the Aggregate Commitment shall be $165,000,000."

     (b) The following definition is hereby added to Section 1.1 in alphabetical order:

         "'First Amendment Effective Date' means the date that the conditions to
           ------------------------------
     effectiveness set forth in the First Amendment hereto dated as of September 29, 1997 are satisfied in accordance with the terms thereof."
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     (c)  The definition of "Mercom Credit Facility" contained in Section 1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "'Mercom Credit Facility' means the Amended and Restated Term Credit
            ----------------------
     Agreement and Revolving Credit Agreement each dated August 16, 1995 among Mercom and Morgan Guaranty Trust Company of New York, as refinanced in its entirety by a loan from the Borrower to Mercom made pursuant to Section 10.3(f), together with any extension, amendment, replacement, restatement, modification, renewal or refinancing thereof (whether or not the principal amount available or outstanding thereunder is increased)."

     (d) The definition of "Net Income" contained in Section 1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "'Net Income' means, with respect to any Person for any period, the
            ----------
     net income (or loss) of such Person for such period determined in accordance with GAAP."

     (e) The definition of "Revolving Credit Commitment" contained in Section
1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "'Revolving Credit Commitment' means (a) as to any Lender, the
           ---------------------------
     obligation of such Lender to make the Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a), as
                                                       ---------------
     such amounts may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans. The Revolving Credit Commitment of all Lenders as of the First Amendment Effective Date shall be $65,000,000."

     (f) The definition of "Subsidiary" contained in Section 1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "'Subsidiary' means as to any Person, any corporation, partnership or
           ----------
     other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower."

     2.  Amendment to Section 8.10 of the Credit Agreement.  The parenthetical
         -------------------------------------------------
"(other than Mercom)" contained in clause (a) of Section 8.10 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "(other than Mercom or any of its Subsidiaries)"
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     3.  Amendment to Section 10.3 of the Credit Agreement.
         -------------------------------------------------

     (a) Section 10.3 is hereby amended by deleting the word "and" at the end of subsection (d) of such Section and deleting the punctuation mark at the end of clause (e) of such Section and inserting a semi-colon and the word "and" in lieu thereof and adding a clause (f) immediately thereunder as follows:

         "(f) an investment in Mercom in the form of loans not to exceed an aggregate principal amount of $20,000,000 from the Borrower to Mercom refinancing the Mercom Credit Facility."

     4. Amendment to Section 10.6 of the Credit Agreement. Clause (b) of Section
        -------------------------------------------------
10.6 is hereby deleted in its entirety and the following is substituted in lieu thereof:

              "(b) any Subsidiary may make dividends or distributions to holders of its capital stock pro rata in accordance with their respective shareholdings;"

     5. Amendment to Schedule 1.1(a) of the Credit Agreement.
        ----------------------------------------------------

     (a) Schedule 1.1(a) is hereby deleted in its entirety and the Schedule
                                                                   --------
1.1(a) attached hereto is substituted in lieu thereof.
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II.  Confirmation; Conditions to Effectiveness.
     -----------------------------------------

     1.  Representations and Warranties. In order to induce the Administrative
         ------------------------------
Agent and Lenders to execute this Amendment, the Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Credit Agreement. The Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under the Credit Agreement or any other Loan Document.

     2.  Conditions to Effectiveness.  This Amendment shall become effective
         ---------------------------
upon completion of the following conditions to the reasonable satisfaction of the Administrative Agent:

     (a) receipt by the Administrative Agent of an originally executed copy of this Amendment executed by the Borrower and each Lender;

     (b) receipt by the Administrative Agent of an originally executed Revolving Credit Note dated as of the date hereof for each Lender in the principal amount of such Lender's Revolving Credit Commitment;

     (c) receipt by the Administrative Agent of an originally executed copy of a pledge agreement executed by the Borrower in favor of the Administrative Agent for the
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          ratable benefit of itself and the Lenders pursuant to which the
          Borrower pledges the promissory note delivered by Mercom to the Borrower evidencing the refinancing of the Mercom Credit Facility, such pledge agreement to be substantially in the form of a Borrower Pledge Agreement with such changes thereto deemed necessary by the Administrative Agent to effect the pledge described in this paragraph;

     (d) receipt by the Administrative Agent of a certificate of the Secretary of the Borrower certifying that the articles of incorporation and bylaws of the Borrower delivered in connection with the Credit Agreement remain true and correct as of the date hereof (or attaching any changes thereto); that no Default or Event of Default exists or would be created by the execution of the Amendment; that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Amendment; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment;

     (e) receipt by the Administrative Agent of an opinion of counsel to the Borrower dated the date hereof with respect to the Amendment and addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory to the Administrative Agent;

     (f) receipt by the Administrative Agent of any other document or instrument reasonably requested by it relating to the existence of the Borrower or the corporate authority and the validity of this Amendment; and

     (g) receipt by the Administrative Agent and the Lenders of the applicable fees due to the Administrative Agent and the Lenders in connection with the execution of the Amendment.

     3.   Mercom Contribution.  No later than one Business Day after the
          -------------------
Effective Date the Borrower shall deliver to the Administrative Agent confirmation reasonably satisfactory thereto that the Mercom Contribution has taken place substantially in the manner set forth in Schedule 1.1(b) of the Credit Agreement. Failure of the Mercom Contribution to take place within one Business Day of the Effective Date shall constitute an Event of Default under
Section 11.1(d) of the Credit Agreement.
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III. General Provisions.
     ------------------

     1.      Refunding of Loans.  The Administrative Agent and Lenders shall
             ------------------
make such transfers of funds on the Effective Date as are necessary in order to adjust the outstanding Obligations to reflect the revised Commitment Percentages set forth on Schedule 1.1(a) hereto (and the Borrower hereby acknowledges and
             ---------------
consents to such transfers).

     2.      Existing Notes.  Each Lender hereby covenants and agrees to return
             --------------
to the Borrower for cancellation the originally executed Revolving Credit Notes delivered thereto on the Closing Date promptly after receipt of the Revolving Credit Note to be delivered pursuant hereto.

     3.      Restatement; Limited Amendment.  Except as expressly amended
             ------------------------------
herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect and each provision of the Credit Agreement not expressly amended hereby is incorporated herein by reference as if expressly restated herein in its entirety. This Amendment shall not be deemed
(a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (b) to prejudice any other right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

     4.      Costs and Expenses.  The Borrower agrees to pay or reimburse the
             ------------------
Administrative Agent for all of their reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment including, without limitation, the reasonable fees and disbursements of their counsel.

     5.      Counterparts.  This Amendment may be executed by one or more of the
             ------------
parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     6.      Definitions.  All capitalized terms used and not defined herein
             -----------
shall have the meanings given thereto in the Credit Agreement.

     7.      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED
             -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.



                                        CABLE MICHIGAN, INC

 [CORPORATE SEAL]




                                        FIRST UNION NATIONAL  BANK,
                                        as Lender and  Administrative Agent






                [SIGNATURE PAGES FOR EACH OTHER LENDER FOLLOWS]
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                                                            FLEET NATIONAL BANK
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                                                           CORESTATES BANK, N.A.
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                                                PNC BANK, NATIONAL ASSOCIATION
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                                                            CIBC, INC.
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                                                            SUMMIT BANK
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                                                            ABN AMRO BANK, N.V.

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                                                       BANQUE NATIONALE DE PARIS
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                                                            THE BANK OF NEW YORK
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                                              BANK OF MONTREAL, CHICAGO BRANCH